      Exhibit 4(b)
SEE LEGEND ON REVERSE

E-___

__________
SERIES E
PREFERRED

Incorporated under the laws of the State of Delaware

VASOMEDICAL, INC.
Authorized to issue 251,000,000 shares
250,000,000 shares of	1,000,000 shares of
Common Stock, $.001 par value	Preferred Stock, $.01 par value

THIS CERTIFIES THAT _________________________ is the owner of _________________________________ fully paid and non-assessable Shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

Dated:                                ____________________

____________________________________________                                                            _______________________________________
President                               Secretary

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE
BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD,
TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN
EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE
SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL TO THE COMPANY
THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.